EXHIBIT INDEX


                                             Sequentially
Exhibit     Description                      Numbered Page


20(a)       News Release, dated February           5
            13, 1995, with respect to a
            "second request" from the
            United States Department
            of Justice in connection
            with the pending merger of
            Allegheny & Western Energy
            Corporation with a
            subsidiary of Energy
            Corporation of America.

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                                                    Exhibit 20(a)



             ALLEGHENY & WESTERN ENERGY CORPORATION
           AND ENERGY CORPORATION OF AMERICA RECEIVE
            "SECOND REQUEST" FROM JUSTICE DEPARTMENT


DATELINE:  Charleston, West Virginia
           February 13, 1995

     Allegheny & Western Energy Corporation (Nasdaq: ALGH) ("A&W") and Energy Corporation of America ("ECA") announced that they had received from the United States Department of Justice a "second request" for additional information in connection with the pending merger of A&W with a subsidiary of ECA. Both companies intend to comply as soon as practicable with such request.

     The companies expressed their belief that the merger is not anti-competitive and indicated that they remain optimistic that the closing of the merger will not be delayed by Justice Department review. In connection with the merger, on February 6, 1995, A&W filed a preliminary proxy statement with the Securities and Exchange Commission. Additionally, the West Virginia Public Service Commission has announced that it will hold a public hearing with respect to such merger in April 1995.

     Allegheny & Western Energy Corporation, based in Charleston,
West Virginia, is a diversified natural gas company, and owns
Mountaineer Gas Company, a gas distribution utility in West
Virginia.

     Energy Corporation of America is a privately held diversified oil and gas company which, together with its subsidiaries, owns oil and gas properties located primarily in the Appalachian area.

     CONTACT:  W. Merwyn Pittman of Allegheny & Western Energy
Corporation, 304-343-4567.  Joseph E. Casabona of Energy
Corporation of America, 303-694-2667.